News and information P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Date: July 16, 2007 Release: IMMEDIATE	Contact: David Hirasawa American Skiing Company Investor and Media Communications 435-615-0396 Chip Carey American Skiing Company Senior VP, Sales & Marketing 435-602-9152
American Skiing Company Announces Sale of The Canyons Resort
PARK CITY, UTAH — July 16, 2007 — American Skiing Company (OTCBB: AESK) announced today that it had entered into a definitive agreement to sell its subsidiary ASC Utah, Inc., the owner and operator of The Canyons resort, located near Park City, Utah, to Talisker Canyons Finance Co. LLC, an affiliate of Talisker Corporation, for $100.0 million in cash. The purchase price is subject to various adjustments, as outlined in the purchase agreement. The transaction is not expected to result in any change in the status of currently pending litigation between The Canyons and Wolf Mountain (a landlord at The Canyons). The announced sale represents the planned disposition of the last major resort asset of American Skiing Company.
“This sale will complete a necessary step for American Skiing Company to wind down its affairs,” said ASC President and CEO B.J. Fair. “We at ASC and The Canyons have worked tirelessly to position the resort for success in the years to come. I am very proud of what we have accomplished, and look forward to the energy and vision that I expect Talisker to bring to the resort and community,” added Fair.
The Canyons is Utah’s largest winter resort. Its 3,700 skiable acres (fourth largest in the nation) are serviced by 17 lifts spread across eight mountain peaks. The AAA Four Diamond Grand Summit Hotel, Sundial Lodge and numerous other lodging, dining and retail options are located at the base of the resort. An 18-hole championship golf course and numerous resort amenities are expected additions to the resort in the coming years.
Talisker is a private real estate development and investment company in the resort development, residential, retail and commercial sectors operating in Canada, the United States, and Europe.
Talisker has significant assets in Park City where it has been developing resort real estate since 2000. In 2003 it added to its portfolio in Park City by acquiring United Park City Mines, a NYSE listed company. For more information on the company’s developments in Park City go to www.taliskerclub.com.
The transaction is subject to several closing conditions, including certain consents, Hart-Scott-Rodino antitrust approval and stockholder majority approval of American Skiing Company. The transaction is expected to close on or before September 29, 2007.
About American Skiing Company
Headquartered in Park City, Utah, American Skiing Company is an operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Sunday River and Sugarloaf/USA in Maine and The Canyons in Utah. More information is available on the company’s web site, www.peaks.com.
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “assume”, “believe”, “expect”, “intend”, “plan”, and words and terms of similar substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the failure to satisfy any of the conditions to closing of the purchase agreements relating to Sunday River/Sugarloaf and/or The Canyons, or the buyer’s refusal to close for such agreements, and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
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